Exhibit 99.1

EXTENDMEDIA CORPORATION

2006 OMNIBUS STOCK PLAN

1. Purpose. This ExtendMedia Corporation 2006 Omnibus Stock Plan (the “Plan”) is intended to provide incentives to (a) the officers and other employees of ExtendMedia Corporation, a Delaware corporation (the “Company”), its parent (if any) and any present or future subsidiaries of the Company (each such entity, together with the Company, is herein referred to as a “Related Company” and collectively, the “Related Companies”) by providing them with opportunities to purchase stock in the Company pursuant to options which qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), granted hereunder (“ISO” or “ISOs”) and (b) directors, officers, employees, consultants and advisors of any Related Company by providing them with opportunities to (i) purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs (“Non-Qualified Option” or “Non-Qualified Options”) or (ii) make direct purchases of restricted stock in the Company (“Restricted Stock”). Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options.” As used herein, the terms “parent” and “subsidiary” mean, respectively, “parent corporation” and “subsidiary corporation” as those terms are defined in Section 425 of the Code.

2. Administration of the Plan.

(a) The Plan shall be administered by the Board of Directors of the Company (the “Board”). The Board may appoint a Committee (the “Committee”) of one or more of its members to administer the Plan. In the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Committee shall be a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act and shall be an “outside director” within the meaning of Section 162(m) of the Code. Subject to ratification of the grant of each Option or Restricted Stock by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to (i) determine the employees of the Related Companies (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Section 3 to receive Non-Qualified Options and Restricted Stock) to whom Non-Qualified Options or Restricted Stock may be granted, (ii) determine the time or times at which Options or Restricted Stock may be granted, (iii) determine the option price of shares subject to each Option, which price with respect to ISOs shall not be less than the minimum specified in Section 6, and the purchase price of Restricted Stock, (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option, (v) determine (subject to Section 7) the time or times when each Option shall become exercisable and the duration of the exercise period, (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and to Restricted Stock, and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or authorization or agreement for Restricted Stock granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock granted under it.

(b) The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in the Plan to the Committee shall mean the Board if there is no Committee so appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

3. Eligible Employees and Others. ISOs may be granted to any officer or other employee of any Related Company. Those directors of any Related Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options and Restricted Stock may be granted to any director (whether or not an employee), officer, employee, consultant or advisor of any Related Company. The Committee may take into consideration an optionee’s individual circumstances in determining whether to grant an ISO or a Non-Qualified Option or Restricted Stock. Granting of any Option or Restricted Stock to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Options or Restricted Stock.

4. Stock. The stock subject to Options and Restricted Stock shall be authorized but unissued shares of Common Stock of the Company, $.01 par value per share (the “Common Stock”), or shares of Common Stock re-acquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is Five Million, Five Hundred Fifty Three Thousand, Eight Hundred Forty Seven (5,553,847), subject to adjustment as provided in Section 13. Any such shares may be issued as ISOs, Non-Qualified Options or Restricted Stock so long as the aggregate number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if any Restricted Stock shall be reacquired by the Company by exercise of its repurchase option, the shares subject to such expired or terminated Option and reacquired shares of Restricted Stock shall again be available for grants of Options or Restricted Stock under the Plan.

5. Grants Under the Plan; California Restriction. The effective date of grant of an Option under the Plan will be the date specified by the Committee at the time it awards the Option. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to Section 16. At no time while there is any Option under the Plan outstanding and held by an optionee who was a resident of the State of California on the date of grant of such Option, shall the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of the California Code of Regulations, based on the shares of Common Stock (including for purposes of this calculation all securities of the Company that are convertible into or exchangeable for Common Stock, on an as converted basis) outstanding at the time the calculation is made.

6. Minimum Option Price: ISO Limitations.

(a) The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of any Related Company, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value of Common Stock on the date of grant.

(b) In no event shall the aggregate fair market value (determined at the time the option is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock plans of the Related Companies) exceed $100,000.

(c) The price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall be as determined by the Committee but in no event shall be less than the minimum legal consideration required therefor under the laws of the State of Delaware or the laws of any jurisdiction in which the Company or any of its successors is organized.

(d) If, at the time an Option is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such stock is then traded on a national securities exchange, (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange, or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market or on a national securities exchange. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, “fair market value” shall be deemed to be the fair value of the Common Stock as determined in good faith by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

7. Option Duration. Subject to earlier termination as provided in Sections 9 and 10, each Option shall expire on the date specified by the Committee, but not more than ten years from the date of grant and in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of any Related Company, not more than five years from date of grant. Subject to earlier termination as provided in Sections 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to Section 16.

8. Exercise of Option. Subject to the provisions of Sections 9 through 12, each Option granted under the Plan shall be exercisable as follows:

(a) The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

(b) Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

(c) Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

(d) The Committee shall have the right to accelerate the date of exercise of any installment, provided that, except as provided in Section 14 of the Plan, the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Section 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code which provides generally that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock plans of the Related Companies) shall not exceed $100,000.

(e) As a condition to the exercise of any Option, each Option granted hereunder shall provide that as a condition of exercise of the Option, the person exercising such Option shall agree to become a party as a “Key Holder” to (i) the Voting Agreement dated March 16, 2006 by and among ExtendMedia Corporation, the Key Holders listed on Schedules A thereto, and the Investors listed on Schedule B thereto, and (ii) the Right of First Refusal and Co-Sale Agreement dated March 16, 2006 by and among ExtendMedia Corporation and the Investors and Key Holders identified therein, as, in each case, such agreement may be amended and to the extent such agreement has not been terminated.

9. Termination of Employment. If an ISO optionee ceases to be employed by any Related Company other than for Cause or by reason of death or Disability as provided in Section 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 30 days from the date of termination of his employment, or such longer period as may be approved by the Board up to a maximum of 90 days from the date of termination of his employment, but in no event later than on their specified expiration dates except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Section 16. Leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates such Related Company to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service), provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee’s right to reemployment is guaranteed by statute. Nothing in the Plan shall be deemed to give any grantee of any Option or Restricted Stock the right to be retained in employment or other service by any Related Company for any period of time. ISOs granted under the Plan shall not be affected by any change of employment within or among any Related Company, so long as the optionee continues to be an employee of such Related Company. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination or cancellation provisions as the Committee may determine.

(a) With respect to the holder of an Option and/or Restricted Stock, unless otherwise provided in such holder’s Restricted Stock Agreement (as hereinafter defined), agreement establishing an Option or in any employment or consulting agreement between such holder and any Related Company, the following terms shall have the following meanings:

(i) “Cause” shall mean that, in the good faith determination of the Board, such holder has (A) breached any of his material fiduciary duties or material legal or contractual obligations to any Related Company, (B) failed to perform satisfactorily his material duties to any Related Company, (C) engaged in misconduct which is injurious to any Related Company, or (D) been convicted of or pleaded nolo contendere to any misdemeanor relating to the affairs of any Related Company or any felony.

(ii) “Disability” shall have the meaning assigned to it in Section 22(e)(3) of the Code or in any successor statute.

10. Cause; Death; Disability; Dissolution.

(a) If an optionee ceases to be employed by or to provide services to a Related Company upon any termination for Cause, his Option shall terminate and shall cease to be exercisable effective upon the date of such termination.

(b) If an optionee ceases to be employed by or to provide services to a Related Company by reason of his death, any Option of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of the Option’s specified expiration date or one year from the date of the optionee’s death.

(c) If an optionee ceases to be employed by (or provide services to) a Related Company by reason of his Disability, he shall have the right to exercise any Option held by him on the date of termination of his employment (or services), to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the Option’s specified expiration date or one year from the date of the termination of the optionee’s employment (or services).

(d) In the case of a partnership, corporation or other entity holding a Non-Qualified Option, if such entity is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such optionee is not the surviving entity, such Option shall terminate immediately and shall cease to be exercisable.

11. Assignability. No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by him.

12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Sections 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including transfer and repurchase restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13. Adjustments. Upon the happening of any of the following described events, an optionee’s rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided:

(a) In the event there is any change in the shares of Common Stock of the Company through the declaration of stock dividends or through any stock split, combinations, recapitalizations, reorganizations or similar transactions, the number of shares subject to any Option and the purchase price per share for such Option shall be appropriately adjusted. Notwithstanding the foregoing, any adjustments made pursuant to this subsection (a) shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments with respect to ISOs will constitute a “modification” of such ISOs as that term is defined in Section 425 of the Code, or cause any adverse tax consequences for the holders of such ISOs. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

(b) No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subsection (b), would have been issued to an optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the optionee shall receive from the Company cash in lieu of such fractional shares.

(c) Upon the happening of any of the foregoing events described in subsection (a) above, the class and aggregate number of shares set forth in Section 4 hereof which are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events specified in such subsections. The Committee shall determine the specific adjustments to be made under this Section 13, and subject to Section 2, its determination shall be conclusive.

14. Change of Control. Except as otherwise provided in an option agreement entered into pursuant to Section 12, in the event of a Change of Control (as hereinafter defined) while unexercised Options remain outstanding, the Committee may in its discretion cause one or more of the following provisions to apply:

(a) the Committee may, subject to the provisions of subsections (c) and (d) below, on or before the effective date of such Change of Control, permit each person who is a holder of an outstanding Option immediately prior to such effective date, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities or consideration as the holders of shares of Common Stock received pursuant to the terms of the Change of Control;

(b) the Committee may waive any limitations imposed pursuant to Sections 8 and 9 hereof so that some or all Options, from and after a date prior to the effective date of such Change of Control specified by the Committee, are exercisable in full;

(c) the Committee may cause all outstanding Options to be canceled as of the effective date of any such Change of Control, provided that notice of such cancellation is given to each holder of an Option, and each holder of an Option has the right to exercise such Option in full prior to or contemporaneous with the effective date of such Change of Control; or

(d) the Committee may cause all outstanding Options to be canceled as of the effective date of any such Change of Control, provided that notice of such cancellation is given to each holder of an Option, and each holder of an Option has the right to exercise such Option, to the extent then exercisable in accordance with any limitations imposed pursuant to Section 8, prior to or contemporaneous with the effective date of such Change of Control.

For purposes hereof, the term “Change of Control” shall mean (i) the Company merges with or into or consolidates with any other corporation or entity or sells, leases or otherwise disposes of all or substantially all of its assets or properties, unless the stockholders of the Company before giving effect to such merger, consolidation or sale, lease or other disposition of assets beneficially own at least 50% of the capital stock of, or other equity interests in, the surviving or acquiring corporation or entity (calculated on a fully diluted basis), or (ii) any other person (other than persons who were stockholders of Company prior to such transaction or any venture capital investor making a portfolio investment), together with its affiliates or associates (as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule thereto), acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the outstanding shares of Common Stock of the Company.

15. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the optionee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee, in consideration of services rendered or to be rendered to any Related Company, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) and (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in Section 13 with respect to a change in capitalization of the Company and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificates are issued.

16. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of any Related Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

17. Restricted Stock. Each grant of Restricted Stock under the Plan shall be evidenced by an instrument (a “Restricted Stock Agreement”) in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

(a) The Committee shall determine the number of shares of Common Stock to be issued to an eligible person pursuant to the grant of Restricted Stock, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

(b) Shares issued pursuant to a grant of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee in the Restricted Stock Agreement, for such period as the Committee shall determine, from the date on which the Restricted Stock is granted (the “Restricted Period”). The Company will have the option to repurchase the Common Stock at such price as the Committee shall have fixed in the Restricted Stock Agreement which option will be exercisable (i) if the Participant’s continuous employment or performance of services for a Related Company shall terminate for any reason prior to the expiration of the Restricted Period, (ii) if, on or prior to the expiration of the Restricted Period or the earlier lapse of such repurchase option, the Participant has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such Restricted Stock, or (iii) under such other circumstances as determined by the Committee in its discretion. Such repurchase option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee in the Restricted Stock Agreement. Each certificate for shares issued as Restricted Stock shall bear an appropriate legend referring to the foregoing repurchase option and other restrictions; shall be deposited by the stockholder with the Company, together with a stock power endorsed in blank; or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such shares in contravention of the foregoing repurchase option and other restrictions shall be null and void and without effect. If shares issued as Restricted Stock shall be repurchased pursuant to the repurchase option described above, the stockholder, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Company. If the repurchase option described above is not exercised by the Company, such repurchase option and the restrictions imposed pursuant to the first sentence of this subsection (b) shall terminate and be of no further force and effect.

(c) If a person who has been in continuous employment or performance of services for any Related Company since the date on which Restricted Stock was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of Disability or by reason of early, normal or deferred retirement under an approved retirement program of any Related Company (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Restricted Stock was granted to him and prior to the end of the Restricted Period, the Committee may determine to cancel the repurchase option (and any and all other restrictions) on any or all of the shares of Restricted Stock; and the repurchase option shall become exercisable at such time as to the remaining shares, if any.

(d) As a condition to a grant of Restricted Stock, the person receiving such grant shall agree to become a party as a “Key Holder” to (i) the Voting Agreement dated March 16, 2006 by and among ExtendMedia Corporation, the Key Holders listed on Schedules A thereto, and the Investors listed on Schedule B thereto, and (ii) the Right of First Refusal and Co-Sale Agreement dated March 16, 2006 by and among ExtendMedia Corporation and the Investors and Key Holders identified therein, as, in each case, such agreement may be amended and to the extent such agreement has not been terminated.

18. Term and Amendment of Plan. The Plan was adopted by the Board on March 16, 2006 and subsequently approved by the holders of a majority of the stockholders of the Company entitled to vote thereon on or about March 16, 2006. The Plan shall expire on March 16, 2016 (except as to Options and Restricted Stock outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, any amendment that (a) increases the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 13); (b) changes the class of persons eligible to participate in the Plan, or (c) materially increases the benefits to participants under the Plan, shall be subject to approval by the Company’s stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing amendments, and shall be null and void if such approval is not obtained. Except as provided in Section 14 and in the third sentence of this Section 18, in no event may action of the Board or the Company’s stockholders alter or impair the rights of an optionee or purchaser of Restricted Stock without his consent, under any Option or Restricted Stock previously granted to him.

19. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options and Restricted Stock authorized under the Plan shall be used for general corporate purposes.

20. Securities Law Requirements, etc. Shares of Common Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

21. Withholding of Additional Income Taxes. The Company, in accordance with the Code, may (a) upon exercise of a Non-Qualified Option, (b) the purchase of Common Stock for less than its fair market value, (c) the lapse of restrictions on Restricted Stock, (d) the making of a Disqualifying Disposition (as defined in Section 22) or (e) any other similar event then required by law, require an optionee to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person’s gross income.

22. Authorization of Sub-Plans. The Board or the Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board or the Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s or the Committee’s discretion under the Plan as the Board or the Committee deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board or the Committee shall deem necessary or desirable. All supplements adopted by the Board or the Committee shall be deemed to be part of the Plan, but each supplement shall apply only to optionees within the affected jurisdiction and the Company shall not be required to provide copies of any supplements to optionees in any jurisdiction that is not the subject of such supplements. Capitalized terms used in any supplements without being defined therein shall have the meanings ascribed to them in the Plan.

23. Notice to Company of Disqualifying Disposition. Each employee who receives ISOs shall agree to notify the Company in writing immediately after the employee makes a disqualifying disposition of any Common Stock received pursuant to the exercise of an ISO (a “Disqualifying Disposition”). Disqualifying Disposition means any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

24. Governing Laws; Construction. The validity and construction of the Plan and the instruments evidencing Options and Restricted Stock shall be governed by, and construed and enforced in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by, and construed and enforced in accordance with, the internal laws of The Commonwealth of Massachusetts without giving effect to the conflicts of laws principles thereof. In construing the Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.